                                                                 Exhibit 99(f)
                        SEMI-ANNUAL SERVICER'S CERTIFICATE


                  TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                    $500,000,000 Transition Bonds, Series 2003-1


     TXU Electric Delivery Company, as Servicer

     Pursuant to Section 4.01(c)(ii) of the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Agreement") between TXU Electric Delivery Company, as Servicer, and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:

     Capitalized terms used herein have the respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

Collection Periods:         February 2004 to July 2004
Payment Date:               August 16, 2004
Today's Date:               August 9, 2004

1.        COLLECTIONS ALLOCABLE AND AGGREGATE AMOUNTS AVAILABLE FOR THE
          CURRENT PAYMENT DATE:
i.        Remittances for the February 2004 Series 2003-1 Collection Period (**):                 $   3,908,458.38
ii.       Remittances for the March 2004 Series 2003-1 Collection Period:                         $   4,842,681.93
iii.      Remittances for the April 2004 Series 2003-1 Collection Period:                         $   4,771,467.90
iv.       Remittances for the May 2004 Series 2003-1 Collection Period:                           $   3,986,172.51
v.        Remittances for the June 2004 Series 2003-1 Collection Period:                          $   4,518,667.63
vi.       Remittances for the July 2004 Series 2003-1 Collection Period:                          $   5,039,161.11
vii.      Remittances for the          Series 2003-1 Collection Period
          (after _____, use 6 prior periods only)
viii.     Remittances for the ____ Series 2003-1 Collection Period
          (after _____, use 6 prior periods only)
ix.       Remittances for the ____ Series 2003-1 Collection Period
          (after _____, use 6 prior periods only)
x.        Remittances for the ____ Series 2003-1 Collection Period
          (after _____, use 6 prior periods only)
xi.       Remittances for the ____ Series 2003-1 Collection Period
          (after _____, use 6 prior periods only)
xii.      Investment Earnings on Series 2003-1 Collection Account:                                $          0.00
xiii.     Investment Earnings on Series 2003-1 Capital Subaccount:                                $        748.48
xiv.      Investment Earnings on Series 2003-1 Overcollateralization Subaccount:                  $          0.00
xv.       Investment Earnings on Series 2003-1 Reserve Subaccount:                                $          0.00
xvi.      Investment Earnings on Series 2003-1 General Subaccount:                                $     42,618.74
                                                                                                  ---------------
xvii.          Series 2003-1 General Subaccount Balance (sum of i through xvi above):             $ 27,109,976.68
                                                                                                  ---------------

          ** reduced by $238,436.28 which was collected on January 30th, but was not recognized by the CIS system until Monday, February 2nd , and was reported previously as January collections.
xviii.   Series 2003-1 Reserve Subaccount Balance
         as of Prior Series 2003-1 Payment Date:                                                  $          0.00
xix.     Series 2003-1 Overcollateralization Subaccount Balance
         as of Prior Series 2003-1 Payment Date:                                                  $          0.00
xx.      Series 2003-1 Capital Subaccount Balance
         as of Prior Series 2003-1 Payment Date:                                                  $     29,481.23
                                                                                                  ---------------
xxi.     Series 2003-1 Collection Account Balance (sum of xvii through xx above)                  $ 27,139,457.91
                                                                                                  ===============

2.       OUTSTANDING AMOUNTS AS OF PRIOR SERIES 2003-1 PAYMENT DATE:
i.       Class A-1 Outstanding Amount                                                             $ 95,306,305.00
ii.      Class A-2 Outstanding Amount                                                             $122,000,000.00
iii.     Class A-3 Outstanding Amount                                                             $130,000,000.00
iv.      Class A-4 Outstanding Amount                                                             $145,000,000.00
                                                                                                  ---------------
v.             Aggregate Outstanding Amount of All Series 2003-1 Bonds                            $492,306,305.00
                                                                                                  ===============

3.       REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:
                                                                                                     PRINCIPAL
                                                                                                         DUE
                          SERIES 2003-1 PRINCIPAL                                                        ---
i.       Class A-1                                                                                $ 14,849,544.00
ii.      Class A-2                                                                                $          0.00
iii.     Class A-3                                                                                $          0.00
iv.      Class A-4                                                                                $          0.00
                                                                                                  ---------------
v.             For All Series 2003-1 Bonds                                                        $ 14,849,544.00
                                                                                                  ===============


                                                            DAYS IN
                                         BOND              INTEREST          PRINCIPAL                INTEREST
           SERIES 2003-1             INTEREST RATE         PERIOD (1)         BALANCE                   DUE
vi.       Class A-1                     2.26%               180/360        $ 95,306,305           $  1,076,961.25
vii.      Class A-2                     4.03%               180/360        $122,000,000           $  2,458,300.00
viii.     Class A-3                     4.95%               180/360        $130,000,000           $  3,217,500.00
ix.       Class A-4                     5.42%               180/360        $145,000,000           $  3,929,500.00
                                                                           ------------           ---------------
x.             For All Series 2003-1 Bonds                                 $492,306,305           $ 10,682,261.25
                                                                           ============           ===============

                                                               REQUIRED LEVEL                    FUNDING REQUIRED
xiii.      Series 2003-1
           Overcollateralization Subaccount                       $208,333                               $208,333
xiv.       Series 2003-1 Capital Subaccount                     $2,500,000                          $2,470,518.77


(0)        On 30/360-day basis for initial payment date; otherwise use one-half of annual rate.



4.         ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO
           8.02(d) OF INDENTURE:
i.         Trustee Fees and Expenses (subject to cap - see 8.02(e)(i) of the Indenture):         $           0.00
ii.        Independent Manager Fees (subject to cap - see 8.02(e)(i) of the Indenture):          $       2,000.00
ii.        Series 2003-1 Servicing Fee:                                                          $     200,000.00
iii.       Operating Expenses (subject to cap - see 8.02(e)(iii) of the Indenture):
                      Trust Operating Expense:                                                   $           0.00
                      Trust Accounting Expense:                                                  $           0.00
                      Rating Agency Fees:                                                        $      10,000.00
                      Administration Fee:                                                        $      25,000.00
                      Audit Fees (reimburse Administrator - Sec 3 of Agrmt):                     $      41,282.00
                                                                                                 ----------------
                                        Total Fees and Expenses (i through iii):                 $     278,282.00
                                                                                                 ----------------

iv.        Semi-Annual Interest (including any past-due for prior period(s)

                                                                             PER $1000 OF ORIGINAL
SERIES 2003-1                                                      AGGREGATE                     PRINCIPAL AMOUNT
1.         Class A-1 Interest Payment                                                              $1,076,961.25
2.         Class A-2 Interest Payment                                                              $2,458,300.00
3.         Class A-3 Interest Payment                                                              $3,217,500.00
4.         Class A-4 Interest Payment                                                              $3,929,500.00

v.         Principal Due and Payable as a Result of Event of Default or on Final Maturity Date

                                                                              PER $1000 OF ORIGINAL
SERIES 2003-1                                                     AGGREGATE                     PRINCIPAL AMOUNT
1.         Class A-1 Principal Payment                                                                 $0
2.         Class A-2 Principal Payment                                                                 $0
3.         Class A-3 Principal Payment                                                                 $0
4.         Class A-4 Principal Payment                                                                 $0

vi.        Semi-Annual Principal

                                                                              PER $1000 OF ORIGINAL
SERIES 2003-1                                                      AGGREGATE                    PRINCIPAL AMOUNT
1.         Class A-1 Principal Payment                                                           $14,849,544.00
2.         Class A-2 Principal Payment                                                                 $0
3.         Class A-3 Principal Payment                                                                 $0
4.         Class A-4 Principal Payment                                                                 $0

4.         ALLOCATION OF REMITTANCES AS OF CURRENT
           PAYMENT DATE PURSUANT TO 8.02(d) OF
           INDENTURE (CONTINUED):
vii.       Funding of Series 2003-1 Capital Subaccount (to required                           $  1,329,370.66
           level)
viii.      Funding of Series 2003-1 Overcollateralization Subaccount                          $          0.00
           (to required level)
ix.        Investment Earnings on Series 2003-1 Capital Subaccount                            $          0.00
           Released to Issuer
x.         Deposit to Series 2003-1 Reserve Subaccount                                        $          0.00
xi.        Released to Issuer upon Retirement of all Bonds                                    $          0.00
                                                                                              ---------------
xii.       AGGREGATE REMITTANCES AS OF CURRENT                                                $ 27,139,457.91
           PAYMENT DATE                                                                       ===============

5.         OUTSTANDING  AMOUNT AND SERIES 2003-1 COLLECTION  ACCOUNT BALANCE AS
           OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MAD
           ON SUCH PAYMENT DATE):

SERIES 2003-1
i.         Class A-1 Outstanding Amount                                                     $  80,456,761.00
ii.        Class A-2 Outstanding Amount                                                      $122,000,000.00
iii.       Class A-3 Outstanding Amount                                                      $130,000,000.00
iv.        Class A-4 Outstanding Amount                                                      $145,000,000.00
                                                                                             ---------------
vi.        AGGREGATE OUTSTANDING AMOUNT OF ALL SERIES 2003-1 BONDS                           $477,456,761.00
                                                                                             ---------------

vii.       Series 2003-1 Reserve Subaccount Balance                                         $           0.00
viii.      Series 2003-1 Overcollateralization Subaccount Balance                           $           0.00
ix.        Series 2003-1 Capital Subaccount Balance                                         $   1,358,851.89
                                                                                            ----------------
x.         AGGREGATE Series 2003-1 COLLECTION ACCOUNT BALANCE                               $   1,358,851.89
                                                                                            ----------------

6.         SUBACCOUNT WITHDRAWALS AS OF CURRENT PAYMENT DATE (IF APPLICABLE,
           PURSUANT TO SECTION 8.02(e) OF INDENTURE):
i.         Series 2003-1 Reserve Subaccount                                                 $           0.00
ii.        Series 2003-1 Overcollateralization Subaccount                                   $           0.00
iii.       Series 2003-1 Capital Subaccount                                                 $           0.00
                                                                                            ----------------
iv.        TOTAL WITHDRAWALS                                                                $           0.00
                                                                                            ----------------

7.         SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT
           PAYMENT DATE:

i.         Semi-annual Interest

SERIES 2003-1
1.         Class A-1 Interest Payment                                                               $0
2.         Class A-2 Interest Payment                                                               $0
3.         Class A-3 Interest Payment                                                               $0
4.         Class A-4 Interest Payment                                                               $0

ii.        Semi-annual Principal

SERIES 2003-1
1.         Class A-1 Principal Payment                                                              $0
2.         Class A-2 Principal Payment                                                              $0
3.         Class A-3 Principal Payment                                                              $0
4.         Class A-4 Principal Payment                                                              $0

8.         SHORTFALLS IN REQUIRED SERIES 2003-1
           SUBACCOUNT LEVELS AS OF CURRENT PAYMENT
           DATE:
i.         Series 2003-1 Overcollateralization Subaccount                                     $  208,333.00
ii.        Series 2003-1 Capital Subaccount                                                   $1,141,148.11


     IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer's Certificate this 9th day of August, 2004.



                                    TXU ELECTRIC DELIVERY COMPANY,
                                    as Servicer



                                    By:      /s/ John M. Casey
                                    -----------------------------
                                    Name:  John M. Casey
                                    Title: Assistant Secretary






















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